United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ] Soliciting Material Pursuant to [ ] ss.240.14a-11(c) or [ ] ss.240.14a-12

                        INTERNATIONAL DISPLAYWORKS, INC.
                (Name of Registrant as Specified In Its Charter)

               ---------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:
            _______________________________
         2) Aggregate number of securities to which transaction applies:
            _______________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            __________________________
         4) Proposed maximum aggregate value of transaction: ______________
         5) Total fee paid: ___________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid: ________________________________
         2)       Form, Schedule or Registration Statement No.: ______________
         3)       Filing Party: __________________________________________
         4)       Date Filed: ___________________________________________

                        INTERNATIONAL DISPLAYWORKS, INC.
                           599 Menlo Drive, Suite 200
                             Rocklin, CA 95765-3708






To the Stockholders of International DisplayWorks, Inc.:

     You are cordially invited to attend the Annual Meeting (the "Meeting") of the Stockholders of International DisplayWorks, Inc. ("IDW" or the "Company") which will be held on March 23, 2005, at 10:00 a.m. (Pacific Time), at Larkspur Landing, Larkspur Meeting Room, 1931 Taylor Road, Roseville, California 95661. As used in this Proxy Statement, the terms "we," "us" and "our" also mean IDW.

     The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read the material carefully.

     The Proxy Statement contains important information about the seven (7) nominees for election as Directors, amending the Certificate of Incorporation to increase the number of authorized shares of common stock and the approval of the adoption of the 2005 Equity Incentive Plan. The Board of Directors strongly recommends your approval of these matters.

     We hope you will be able to attend the meeting, but, if you cannot do so, it is important that your shares be represented. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, revoke your proxy, if you attend the meeting and choose to vote in person.


                                   Sincerely,

February 28, 2005

                                   /s/ Thomas A. Lacey

                                   Thomas A. Lacey
                                   Chief Executive Officer

                        INTERNATIONAL DISPLAYWORKS, INC.
                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On March 23, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of International DisplayWorks, Inc., a Delaware corporation ("IDW" or the "Company"), will be held on March 23, 2005, at 10:00 a.m. (Pacific Time), at Larkspur Landing, Larkspur Meeting Room, 1931 Taylor Road, Roseville, California 95661, for the following purposes, all of which are more completely discussed in the accompanying Proxy Statement:

         1. To elect seven (7) Directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

         2. To amend the Certificate of Incorporation to increase the number of authorized shares of common stock to 100,000,000;

         3.       To approve the adoption of the 2005 Equity Incentive Plan; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on February 24, 2005, are entitled to notice of and to vote at the Annual Meeting of the Stockholders.

                                            By Order of the Board of Directors


                                            /s/ Alan M. Lefko
February 28, 2005                           Alan M. Lefko,
                                            Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF INTERNATIONAL DISPLAYWORKS, INC. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                               PROXY STATEMENT OF
                        INTERNATIONAL DISPLAYWORKS, INC.
                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765

                     INFORMATION CONCERNING THE SOLICITATION

     This Proxy Statement is furnished to the stockholders of International DisplayWorks, Inc. ("IDW" or the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the Company's Annual Meeting of the Stockholders (the "Meeting") to be held on March 23, 2005, at 10:00 a.m. (Pacific Time) at Larkspur Landing, Larkspur Meeting Room, 1931 Taylor Road, Roseville, California 95661 and at any and all adjournments thereof. Only stockholders of record on February 24, 2005, will be entitled to notice of and to vote at the Meeting. As used in this Proxy Statement, the terms "we," "us" and "our" also mean IDW.

     The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted at the Meeting in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for the Board of Directors, "FOR" the amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock to 100,000,000, and "FOR" the approval of the adoption of the 2005 Equity Incentive Plan and at the proxy holder's discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting). Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Company written notice of its revocation addressed to: Corporate Secretary, International DisplayWorks, Inc., 599 Menlo Drive, Suite 200, Rocklin, California 95765-3708; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Meeting and giving the Corporate Secretary notice of his or her intention to vote in person.

     The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the common stock. In addition to the solicitation of proxies by use of the mail, some of our officers, directors and employees may, without additional compensation, solicit proxies by telephone or personal interview.

     This Proxy Statement and proxy card were first mailed to stockholders on or about February 28, 2005.

                          RECORD DATE AND VOTING RIGHTS

     The Company is currently authorized to issue up to 40,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of Preferred Stock, par value $0.001. The record date for determination of stockholders entitled to notice of and to vote at the Meeting is February 24, 2005. As of the record date, February 24, 2005, 31,499,706 shares of common stock were issued and outstanding and no shares of preferred stock are outstanding. Each share of common stock shall be entitled to one (1) vote on all matters submitted for stockholder approval, including the election of directors.

     A majority of the outstanding shares of common stock of the Company entitled to vote must be represented in person or by proxy at the Meeting to constitute a quorum for the transaction of business. Under Delaware law, abstentions and broker non-votes are counted as present for determining quorum. For the election of the directors, the nominees for director who receive the most votes will become our directors. A majority of quorum is required to approve all other proposals. Abstentions are treated as a vote against the proposal and broker non-votes will not be counted either for or against any proposal to determine if a proposal is approved.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General Information

     At the Meeting, stockholders will be asked to elect Messrs. Thomas A. Lacey, Ronald A. Cohan, Mark A. Christensen, Anthony G. Genovese Glenn E. Neland, Timothy Nyman and D. Paul Regan as directors to serve until the next Meeting and until their successor shall be elected and qualified. Messrs. Lacey, Cohan, Christensen, Genovese, Neland, Nyman and Regan are the current members of the Board of Directors.

Nominees for Director

     The nominees for director have consented to being named as nominees in this Proxy Statement and have agreed to serve as a director, if elected at the Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if such other persons are designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. The Directors who are elected shall hold office until the next Meeting or until their successors are elected and qualified.

     The following sets forth the persons nominated by the Board of Directors for election as a director and certain information with respect to that person.

                  Nominee                                    Age
                  -------                                    ---
                  Thomas A. Lacey                             46
                  Ronald A. Cohan                             64
                  Mark A. Christensen                         45
                  Anthony G. Genovese                         62
                  Glenn E. Neland                             55
                  Timothy Nyman                               54
                  D. Paul Regan                               58

Background of Nominees

     Thomas A. Lacey has been our Chief Executive Officer since September 2004 and Chairman since January 2005. Prior to joining the Company, Mr. Lacey served in a senior management position at Intel Corporation since 1995 and served in other capacities at Intel Corporation from 1991. From October 2003 to October 2004, Mr. Lacey was the Vice President Intel Communications Group and General Manger Flash Products Group. From August 1998 through October 2003, he served as Vice President Sales and Marketing and President Intel Americas, where he was responsible for all Intel revenues in North and South America, managing approximately 1,100 people under an estimated $120-million dollar budget. Prior to that, he served as Director for product marketing and business management for all of Asia from August 1997 through August of 1998. Mr. Lacey holds a Bachelor of Arts in Computer Science from Berkeley University, and a Masters in Business Administration from the Leavey School of Business, Santa Clara University.

     Mark A. Christensen has served as a director of our Company since January 2005. Mr. Christensen is the Intel Corp. Vice President and Director of Intel

Capital's Mobile and Communications Sectors and has been since 2001. Mr. Christensen is responsible for managing Intel Capital's wired, wireless and optical networking equity investments and mergers and acquisition activities. From 1997 to 2001, Mr. Christensen served as Intel Vice President and Group General Manager - Network Communications Group. From 1995-1997, Mr. Christensen was the Intel Division General Manager - Network Products Division. Prior to that, Mr. Christensen served at Intel Corp. in various positions since 1982. He received a bachelor's degree in Industrial Engineering from Oregon State University and a master's degree in Business Administration from the University of Oregon.

     Ronald A. Cohan has served as a director of our Company since October 2000. Since 1995, Mr. Cohan has served as a consultant to High Integrity Systems, Inc., a subsidiary of Equifax Inc. Prior to that, Mr. Cohan joined the San Francisco law firm of Pettit & Martin as an Associate in 1968 and was admitted as a Partner in 1972. He opened the Los Angeles office of Pettit & Martin in October of 1972 and was partner in charge until March of 1983. Mr. Cohan left Pettit & Martin in February of 1992 and became principal of his own law firm. Mr. Cohan has specialized in government procurement matters for various institutional clients such as Honeywell, 3M, Mitsui, Centex and Equifax. Mr. Cohan received a Bachelor of Arts degree from Occidental College in 1963 and a Juris Doctor degree from the School of Law (Boalt Hall), University of California, Berkeley.

     Anthony G. Genovese has been a director of our Company since September 2000. Mr. Genovese was our Vice-Chairman and Chief Technology Officer from 2000 to 2004 and Assistant Secretary from 2001 to 2004. He founded IDW in June 1999 to purchase the shares of MULCD and Vikay Industrial (Shenzhen) Limited ("IDWT"). IDW operated MULCD and IDWT under a management contract with Vikay Industrial (Singapore) Limited ("Vikay"), MULCD's and IDWT's parent company, from August 1, 1999. From 1997 to 1999, Mr. Genovese was President, joint member of the Office of the Chief Executive and Director of Vikay. Vikay entered Judicial Management, a form of bankruptcy proceeding in Singapore, in December 1997, though the Judicial Managers of Vikay selected Mr. Genovese to oversee continuing operations. In 1986, Mr. Genovese founded VGI, Inc., a joint venture company with Vikay to market Vikay LCD's and enter the LCD module business in the U.S. In 1992, VGI became a subsidiary of Vikay and was renamed Vikay America, Inc. Mr. Genovese continued as President and CEO of Vikay America from 1992 to 1997. Mr. Genovese received a Bachelor of Science in Physics from Manhattan College, a Master of Science in Physics & Mathematics from NYU & Courant Institute of Mathematical Sciences and studied Systems Management at USC for 18 graduate credits towards a Master Degree.

     Glenn E. Neland has been a director since December 2004. Mr. Neland serves as Senior Vice President, Worldwide Procurement and Global Customer Experience for Dell, Inc. In this role, he shares responsibility for all procurement activities and for managing the customer experience initiative on a worldwide basis. Prior to his current position, Mr. Neland, 55, served as Vice President of Worldwide Procurement Commodities where he was responsible for global supply chain optimization for all computer system commodities and sub-systems. During his tenure at Dell, Inc., Mr. Neland has also been responsible for notebook operations and portables procurement. Before joining Dell in 1997, Mr. Neland held various positions over a 19-year period at Texas Instruments, Inc. including general manager for Notebook Computers, Vice President and General Manager of Printing Systems as well as other operations and engineering positions. Mr. Neland earned a bachelor's degree in electrical engineering from the University of Illinois.

     Timothy B. Nyman has served as a director of our Company since October 2000. Mr. Nyman is the Senior Vice President of Global Services at GTECH Corporation, the world's leading operator of online lottery transaction processing systems. In 1979, Mr. Nyman went to work with the predecessor company of GTECH Corporation, which was the gaming division of Datatrol, Inc. In his twenty-three years with GTECH and its predecessors, Mr. Nyman has held various positions in operations and marketing. He has directed a full range of corporate marketing activities and participated in the planning and installation of new online lottery systems domestically and internationally. Mr. Nyman received a Bachelor of Science degree in Marketing, Accounting and Finance from Michigan State University.

     D. Paul Regan has served as a director of our Company since December 2004. Mr. Regan currently serves as President and Chairman of Hemming Morse, Inc., CPAs, Litigation and Forensic Consultants and has been with Hemming Morse, Inc. since 1975. Mr. Regan provides forensic consulting services in litigation cases involving products and industries as diverse as mortgage banking, the steel and automotive industries, securities trading, highway and power plant construction, motion pictures, airline acquisitions and insurance. He serves on the Board of Directors of the California Society of Certified Public Accountants and is a member of numerous other professional organizations. Mr. Regan has been a Certified Public Accountant since 1970. He earned a bachelor of science in accounting from the University of San Francisco and a Master of Science degree from Golden Gate University in San Francisco.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES FOR THE ELECTION OF DIRECTORS.

          PROPOSAL 2 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

     The Board of Directors approved and recommends that the stockholders approve an amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000 shares. The number of authorized shares of the Company's preferred stock will not be affected by the proposed increase. The amendment will not result in any changes to the issued and outstanding shares of common stock of the Company and will only affect the number of shares that may be issued by the Company in the future.

Reasons for the Proposal

     The primary purpose of this amendment to our Certificate of Incorporation is to make available for future issuance by us additional shares of common stock and to have a sufficient number of authorized and unissued shares of common stock to maintain flexibility in our corporate strategy and planning. Such corporate purposes might include acquiring other businesses in exchange for shares of the Company's common stock; facilitating broader ownership of the Company's stock by effecting stock splits or issuing a stock dividend;
flexibility for possible future financings; and attracting and retaining valuable employees and directors through the issuance of additional stock options or awards. The Board of Directors believes that these additional shares will provide the Company with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance in the future. The Company currently has no plans, understandings or agreement for the issuance or use of additional shares of common stock to be authorized under Proposal 2.

     As of February 1, 2005, there were 31,465,801 shares of common stock outstanding and 2,256,425 shares subject to previous granted options and 506,589 shares subject to previous issued warrants. Additionally, a total of 139,625 shares have been set aside for future issuance under the Company's equity incentive plans. Therefore, the Company currently has 5,631,560 authorized, unissued and unreserved shares of common stock available for future issuance. If Proposal 2 is not adopted, the Company will have relatively few additional shares of common stock available for financings, acquisition or other corporate purposes.

     In the past, the Company has utilized authorized but unissued shares for acquiring additional working capital, to acquire the business or assets of other companies and for incentives for employees, directors and consultants. At the present time there are no specific plans, arrangements or understandings in existence or in process for any public or private financing or issuance of shares in an acquisition. The Company's current shares outstanding as of February 1, 2005 constitute 79% of its current authorized shares. Therefore, the Board of Directors has determined that it is desirable for the Company to increase the number of shares of authorized common stock in order to meet needs that may arise from time to time in the future.

Amendment

     If this proposal 2 is adopted by the stockholders, Article IV of the Amended and Restated Certificate of Incorporation will be amended to read as follows:

          "The Corporation is authorized to issue two classes of stock, designated Common Stock, $0.001 par value ("Common Stock") and Preferred Stock, $0.001 par value ("Preferred Stock"). The total number of shares which the Corporation is authorized to issue is One Hundred Ten Million (110,000,000). The total number of shares of Common Stock is One Hundred Million (100,000,000) and the total number of shares of Preferred Stock is Ten Million (10,000,000).

          Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors shall determine the designation of each series and the authorized number of shares of each series. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. "

Delaware Franchise Tax

     If Proposal Two is adopted, the Company's authorized capital will increase and the Company will be subject to an increase in the Delaware Franchise Tax. However, the Company believes the increase in the number of authorized shares will not materially increase the Delaware Franchise Tax of the Company.

Potential Anti-Takeover Aspects

     Shares of authorized and unissued common stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, for a takeover of the Company. Although the Board of Directors does not have the present intention to use the additional authorized shares as an anti-takeover device, the issuance of additional common stock could have the effect of diluting the stock ownership of persons seeking control of the Company and the possibility of such dilution could have a deterrent effect on persons seeking to acquire control. For example, shares of common stock can be privately placed with purchasers who support a board of directors in opposing a tender offer or other hostile takeover bid, or can be issued to dilute the stock ownership and voting power of a third party seeking a merger or other extraordinary corporate transaction. Accordingly, the power to issue additional shares of common stock could enable the Board of Directors to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board of Directors.

Principal Effects on Outstanding Common Stock

     The proposal to increase the authorized capital stock will affect the rights of existing holders of common stock to the extent that future issuances of common stock will reduce each existing stockholder's proportionate ownership and may dilute earnings per share of the shares outstanding at the time of any such issuance. If approved, the amendment to the certificate of incorporation will be effective upon filing with the Secretary of State for Delaware


RECOMMENDATION OF THE BOARD

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK UNDER PROPOSAL 2 ON THE PROXY CARD.

             PROPOSAL 3 - ADOPTION OF THE 2005 EQUITY INCENTIVE PLAN

     You are being asked to approve the adoption of the 2005 Equity Incentive Plan (the "2005 Plan"). A copy of the 2005 Plan is attached as Exhibit A. Under the Plan, the number of shares of common stock equal to nine percent (9%) of the number of outstanding shares of the Company are authorized to be issued under the Plan ("Evergreen Provision"). Under the Evergreen Provision, the number of shares available to grant for awards will increase any time additional shares of common stock are issued as long as the Plan is in effect. This will allow the Company the continuing ability to award and motivate participants with awards.

     The Board of Directors believes that equity incentive compensation is an important component of our overall compensation and incentive strategy for employees, directors, officers and consultants. We are committed to broad-based participation in the equity incentive grants by employees at all levels and by directors, officers and consultants. We believe that the equity incentive program is important in order to maintain our culture, employee ownership, employee motivation and continued success.

DESCRIPTION OF THE 2005 EQUITY INCENTIVE PLAN

     Structure. The 2005 Plan allows for the grant of options, restricted stock, stock appreciation rights and stock bonuses to at the discretion of the Plan Administrator. The principal features of the program are described below.

     Administration. The Board of Directors will serve as the Plan Administrator with respect to the 2005 Plan. The Board may appoint a committee of directors to act as the Plan Administrator. The Plan Administrator has the authority to interpret the 2005 Plan and the rights underlying any grants or awards made subject to the 2005 Plan. Any decision or action of the Plan Administrator in connection with the 2005 Plan is final and binding.

     No director shall be liable for any action, excepting willful misconduct and gross negligence, arising out of or related to the 2005 Plan provided the director was acting in good faith and for a purpose believed to have been in the best interests of the Company or its subsidiaries.

     Eligibility. Employees, directors, officers and consultants in the service of the Company or any parent or subsidiary corporation (whether now existing or subsequently established) are eligible to participate in the 2005 Plan. Determinations as to eligibility shall be made by the Plan Administrator.

     Valuation. For purposes of establishing the exercise or purchase price, and for all other valuation purposes under the 2005 Plan, the fair market value per share of common stock on any relevant date under the 2005 Plan is the closing price as reported by the Nasdaq Over the Counter Bulletin Board, Nasdaq
SmallCap, Nasdaq National Market or other exchange where the common stock is listed for trading.

     Terms and Conditions of Option Grants. One or more options may be granted to each eligible person. The options granted under the 2005 Plan will be evidenced by an award agreement. The Plan Administrator shall specify the grant date, exercise price, terms and conditions for the exercise of the options. No option under the 2005 Plan shall terminate later than ten (10) years after the date of grant subject to the following provision.

     Exercise of the Option. Options may be exercised by delivery to the Company of a written stock option exercise agreement together with payment in full of the exercise price for the number of shares being purchased. The exercise price shall be at least 100% of the fair market value of the shares on the date of grant. Payment for shares purchased pursuant to the 2005 Plan may be made in cash, or, where approved by the Plan Administrator, in any of the following manners:

     Payment may be made by surrender of shares of the Company owned by the participant more than six (6) months or that were obtained by the participant on the open market. With respect to the exercise of an option, payment may be made through a "same day sale" commitment from the participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD dealer") whereby the participant irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD dealer commits to forward the exercise price directly to the Company. Payment may also be by a "margin" commitment from the optionee and an NASD dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD dealer in a margin account as security for a loan from the NASD dealer in the amount of the exercise price, and whereby the NASD dealer irrevocably commits upon receipt of such shares to forward the full exercise price directly to the Company. Payment may also be made by "immaculate cashless exercise" in which the optionee exercises by forfeiting the option shares at their exercise price. The Company may help a participant pay for his or her shares by providing a loan guarantee in a third party loan.

     Reload Option. The Plan Administrator of the 2005 Plan may, in its discretion, grant a participant a reload option. A participant with a reload option, who pays for his or her stock in whole or in part with stock owned by the participant, may be granted another option to purchase the number of shares tendered at a price no less than fair market value of the shares at the date the additional option is granted. The purpose of the reload option is to encourage insiders to own stock in the Company.

     Transferability of Options. No option shall be transferable other than by will or by the laws of descent and distribution and during the lifetime of the participant, only the participant, his or her guardian or legal representative may exercise an option. The Plan Administrator may provide for transfer of an option without payment of consideration to designated family members and certain other entities specified in the 2005 Plan. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment. A request to assign an option may be made only by delivery to the Company of a written stock option assignment request.

     Termination of Directorship. If a participant ceases to be a director of the Company or a subsidiary, vested stock options may be exercised at any time, but in no event after the termination of the option as specified in the award agreement or ten years from the Grant Date.

     Suspension or Termination of Options. If the Plan Administrator reasonably believes that a participant has committed an act of misconduct, the Plan Administrator may suspend the participant's right to exercise any option pending a final determination by the Plan Administrator. If the Plan Administrator determines a participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules, or if a participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any of the Company's customers or contracting parties to breach a contract with the Company, or induces any principal for whom the Company acts as an agent to terminate such agency relationship, neither the participant nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Plan Administrator shall act fairly and in good faith and shall give the participant an opportunity to appear and present evidence on the participant's behalf at a hearing before the Plan Administrator. The determination of the Plan Administrator shall be final and conclusive unless overruled by the Board of Directors.

     Restricted Stock Awards. The Plan Administrator shall determine all terms and conditions of the restricted stock award subject to the following. The offer of an award of restricted stock shall be accepted by the participant's execution and delivery of the award agreement and full payment for the shares to the Company within thirty (30) days from the date the award agreement is delivered to the person. The purchase price will be at least eighty-five percent (85%) of the fair market value of the shares on the date the restricted stock award is granted. Upon the grant of restricted shares, a stock certificate representing the number of shares granted shall be registered in the participant's name and shall be held in custody by the Company or a bank selected by the Plan Administrator for the participant's account. Following such registration, the participant shall have the rights and privileges of a stockholder as to such restricted stock. All shares of restricted stock that have not vested shall be forfeited without further obligation on the part of the Company unless the participant remains an employee of the Company or its subsidiary. If the participant paid any amount for the forfeited shares, the Company shall pay the participant the lesser of the fair market value of the shares on the date they are forfeited or the amount paid by the participant. Unless the Plan Administrator provides otherwise, no grant of restricted shares may be assigned, encumbered or transferred except in the event of death or by will or the laws of descent and distribution.

     Stock Bonuses. A stock bonus may be awarded pursuant to an award agreement and will comply with the terms of the 2005 Plan. The Plan Administrator shall determine the number of shares to be awarded to each participant and whether such shares will be restricted stock. If the stock bonus is being earned upon the satisfaction of a performance goal, the Plan Administrator shall determine the proper performance goal. The Plan Administrator may adjust the performance goals applicable to the stock bonuses to account for changed circumstances as the Plan Administrator deems necessary. The earned portion of a stock bonus may be paid currently or on a deferred basis. Payment may be in cash, whole shares, including restricted stock, or a combination thereof, either in a lump sum payment or in installments as the Plan Administrator determines.

     Stock Appreciation Rights. A stock appreciation right (SAR) may be awarded pursuant to an award agreement and shall be based upon such factors as the Plan Administrator may determine. The Plan Administrator will determine the time period during which a SAR may be exercised, but such period may not commence until six months after the date of grant. Exercise of the right shall be by written notice and entitles the participant to receive a number of shares, cash, or a combination thereof. The number of shares which may be issued upon exercise of the SAR's shall be determined by dividing the number of shares as to which the SAR is exercised multiplied by the amount by which the fair market value of the shares on the exercise date exceeds the fair market value of the shares on the date of grant of the SAR, by the fair market value of the shares on the exercise date, however, the Plan Administrator may, in its sole discretion, pay cash in lieu of shares. No SAR may be transferred other than by will or the laws of descent and distribution, and during the lifetime of the participant, only to individuals and entities as specified in the 2005 Plan. Assignment shall be by written request, and the terms applicable to assigned SAR's remain the same as those in effect for the award immediately before the assignment.

GENERAL PLAN PROVISIONS

     Dissolution, Liquidation, or Merger and Change of Control. In the event of an occurrence after which the Company no longer survives as an entity, the Plan Administrator may, in its discretion, cancel each outstanding award upon payment to the participant of adequate consideration as specified in the 2005 Plan. The Plan Administrator may also accelerate the time within which each outstanding award may be exercised. After a merger, consolidation, combination or reorganization in which the Company is the survivor, the Plan Administrator shall determine any appropriate adjustments to outstanding awards.

     In the event a change of control of the Company, as defined in the 2005 Plan, occurs, then all outstanding options shall fully vest immediately upon the Company's public announcement of such a change. A change of control generally occurs when one transaction or series of transactions results in the issuance of 50% of voting securities, the Company is acquired in some form of merger or consolidation in which the Company does not survive, or when substantially all the assets of the Company are sold.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     Changes in Capitalization. In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2005 Plan, and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding award in order to prevent the dilution or enlargement of benefits thereunder.

     Special Tax Election. The Plan Administrator may, in its discretion, permit participants to have the Company withhold a portion of the shares of common stock otherwise issuable to such individuals in satisfaction of the income and employment withholding taxes to which they become subject in connection with the exercise of those awards. Alternatively, the Plan Administrator may allow such individuals to deliver existing shares of common stock in satisfaction of such withholding tax liability.

     Stockholder Rights. No recipient of an award will have any stockholder rights with respect to the awards until such recipient has exercised the award and paid the exercise price for the purchased shares.

     Amendment and Termination. The Board may amend, suspend or terminate the 2005 Plan at any time and for any reason, but no amendment, suspension or termination shall be made which would impair the right of any person under any outstanding awards without such person's consent not unreasonably withheld. Further, the Board of Directors may, in its discretion, determine that any amendment should be effective only if approved by the stockholders even if such approval is not expressly required by the 2005 Plan or by law.

     Unless sooner terminated by the Board, the 2005 Plan will in all events terminate on March 23, 2015. Any awards outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such awards.

     Predecessor Option Agreements. All outstanding options under predecessor option agreements continue to be governed solely by the terms of the documents evidencing such options, and no provisions of the 2005 Plan affect or otherwise modify the rights or obligations of the holders of those options.

     Securities Laws. No award shall be effective unless made in compliance with all federal and state securities laws, rules and regulations and in compliance with any rules on any exchange on which shares are quoted.

     Other Provisions. The award agreements may contain such other terms, provisions and conditions not inconsistent with the 2005 Plan as may be determined by the Board of Directors or the Plan Administrator.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE 2005 PLAN

     Non-Statutory Options. Options granted under the 2005 Plan are non-statutory options, which are not intended to satisfy the requirements of
Section 422 of the Internal Revenue Code. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     Restricted Stock Awards. The recipient receives no taxable income upon the receipt of a restricted stock award. The recipient is taxed at the time the restrictions lapse, with the amount of such tax being based on the fair market value of the shares of the stock at such time. As an alternative, the Internal Revenue Service allows recipient, at their option, to make an election to include the value of the restricted stock award in income in the year in which the shares are allocated to the recipient. In the event a recipient makes such an election, a Section 83(b) election must be filed within 30 days of the shares being allocated to them. Under Section 83(b) an electing recipient will realize ordinary income, at the time of the election, equal to the fair market value of the shares of stock on the date of receipt. As a result, when the shares of restricted stock vest, there is no additional taxable income. When the shares are subsequently sold, any gain or loss, based on the amount previously reported as income, will be a capital gain or loss. If a recipient who has made a Section 83(b) election subsequently forfeits the shares, the recipient will not be entitled to any deductions; however, he or she may be entitled to realize a loss. The Company recognizes a deduction for income tax purposes at the time the recipient recognizes income.

     Stock Bonus Award. The issuance of the stock in accordance with the awards will constitute ordinary income to the recipient in the amount of the fair market value of the stock. If the shares are subject to a substantial risk of forfeiture, recognition of ordinary income will not occur until the risk of forfeiture is removed or expires. The recipient may make a section 83(b) election and accelerate the recognition of income to the year received rather than the year the risk of forfeiture is removed or expires. The Company will receive a deduction for the same amount recognized by the individual in the year such income is recognized by the individual.

     Stock Appreciation Rights. The grant of a SAR is not expected to result in any taxable income for the recipient. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by the Company.

     Withholding Taxes. The Company is entitled to take appropriate measures to withhold from the shares of common stock, or to otherwise obtain from the recipients, sufficient sums in cash, check or shares of stock as the Plan Administrator deems necessary to satisfy any applicable federal, state and local withholding taxes, including FICA taxes, before the delivery of the common stock to the recipient.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it in connection with exercises of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, it is expected that all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

     Awards with an exercise or purchase price per share equal to 100% of the fair market value of the shares at the time of grant generally will not result in any direct charge to the Company's earnings. However, other provisions in the Plan, if included in a specific grant, may result in a direct charge to the Company's earnings for that grant. The fair value of those awards that did not result in a direct charge to the Company's earnings must be disclosed in the notes to the Company's financial statements, in the form of pro-forma statements to those financial statements, which demonstrates the impact those awards would have upon the Company's reported earnings were the value of those awards at the time of grant treated as compensation expense. In addition, the number of outstanding awards may be a factor in determining the Company's earnings per share on a diluted basis.

RECOMMENDATION OF THE BOARD

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF 2005 EQUITY INCENTIVE PLAN UNDER PROPOSAL 3 ON THE PROXY CARD.

EXECUTIVE OFFICERS

     Set forth below is information on the executive officers of the Company:

      NAME               AGE   POSITION WITH THE COMPANY
      ----               ---   -------------------------
Thomas A. Lacey(1)        46   Chairman and Chief Executive Officer
Jeffrey G. Winzeler       44   Chief Financial Officer
Alan M. Lefko             57   Vice President Finance and Corporate Secretary
Phillip D. Gregory        67   Senior Vice President Far East Operations
Anthony G. Genovese(1)    62   Director and Former Chief Technology Officer
Stephen C. Kircher        52   Former Chairman and Chief Executive Officer
Ian N. Bebbington         49   Former Chief Financial Officer
     -------------
     (1) For information regarding Mr. Lacey & Mr. Genovese see "Background of Nominees," above.

     Jeffrey G. Winzeler has served as our Chief Financial Officer since January 2005. Previously he was the Controller for Intel Corporation since 1988. Most recently, Mr. Winzeler was the Controller for Intel's ~$2 billion Flash Memory division. During his time with Intel, Mr. Winzeler served in the United States, Malaysia and Israel. Mr. Winzeler earned his Bachelor of Science in Finance from the University of Idaho.

     Alan M. Lefko was promoted to our Vice President Finance in 2004. Previously, he was our Corporate Controller since July 2001. Mr. Lefko was appointed as the Corporate Secretary in 2004. Prior to our merger with Granite Bay Technologies, Inc., Mr. Lefko was the Chief Financial Officer of IDW from February 2000 to July 2001. From July 1999 to January 2000, Mr. Lefko was the Chief Financial Officer of The Original Bungee Company ("Bungee") in Oxnard, California, a manufacturer and distributor of stretch cord and webbing products. Mr. Lefko was responsible for the reorganization of Bungee's financing structure, establishment of an asset based lending program and implementation of cost accounting systems and controls. From 1989 to 1999, Mr. Lefko served as Chief Financial Officer and Controller of Micrologic, a manufacturer and distributor of Global Positioning Systems and Vikay America, Inc., a subsidiary of Vikay Industrial (Singapore) Limited, based in Chatsworth, California. Mr. Lefko has a BA degree in Business Administration and Accounting from California State University, Northridge, California.

     Philip D. Gregory now is the Vice President Manufacturing since June 2002, had been the Vice President of Manufacturing of IDW since November 1999. Mr. Gregory has over 30 years' experience in the electronics industry in areas of product and process development, equipment design, equipment maintenance, installation and automation, in both high and low volume, manufacturing environments. From 1996 to 1999, Mr. Gregory served as a manufacturing consultant to Three-Five Systems, Micro Display Corp., Accudyne and Villa Precision International. From 1994 to 1995, he was Product Development Manager for Villa Precision International, responsible for product development, customer process improvements and sales support. Mr. Gregory's experience also includes CEO of Dove Communications, General Manager of the telecom division of Elec & Elteck, VP of Operations for Printed Circuit International, Operations Manager of National Semiconductor, and various positions with Texas Instruments. Mr. Gregory attended North Texas State University, majoring in business.

     There are no family relationships between any of the directors or executive officers.

Key Employee

     Bradley J. Ferrell, 28, joined our company as a financial analyst in 2000 after graduating from Southern Methodist University with a BS in Economics and a year working as an analyst in the technology sector of a brokerage company. After a year with our Company, he was appointed to the position of Production Coordinator with much of his time spent in Hong Kong and China. In 2002, he was appointed Domestic Sales Manager under our Vice President of Sales, an officer of the Society of Information Displays and worked closely with members of independent network of sales representatives. He then assisted the CEO with restructuring the sales and marketing function and was subsequently appointed Vice President of Sales and Marketing handling worldwide sales.

Former Officers

     Stephen C. Kircher served as Chairman of the Board of Directors of the Company from February 2000 to January 2005 and as a director from October 1999 to January 2005. Mr. Kircher served as our Chief Executive Officer from July 2001 to September 2004. From 1993 to 2001, Mr. Kircher served as Chairman and majority owner of Capitol Bay Group, Inc. and as Chairman of Capitol Bay Securities, Inc., a securities and investment banking firm and Capitol Bay Management, Inc., an investment company. Both Capitol Bay Securities, Inc. and Capitol Bay Management, Inc. were wholly owned subsidiaries of Capitol Bay Group, Inc. Mr. Kircher was also a founding Director of Burlingame Bancorp and served on its Board from 1984 to 1991. Mr. Kircher has a Bachelor of Arts degree from the University of California, San Diego.

     Ian N. Bebbington is a chartered accountant and was our Chief Financial Officer from July 2001 to January 2005. Mr. Bebbington founded Findatsys Worldwide Ltd., an internet start-up company where he worked from 1995 to 2001. He was the Chief Financial Officer from 1991 to 1993 and the Chief Executive Officer from 1993 to 1995 of Contimach Ltd., and its Chinese subsidiaries, a subsidiary of Fenner PLC, a U.K. public company. He held various financial positions in eight countries with subsidiaries of Inchcape PLC, a UK "FTSE 100" quoted company from 1980 to 1991. Mr. Bebbington earned a Bachelor of Science degree in Economics and Commerce from the University of Southampton. He is a member of the Institute of Chartered Accountants of England and Wales qualifying whilst with KPMG London.

Committees of the Board of Directors

Audit Committee

     The Audit Committee of the Board of Directors makes recommendations regarding the retention of independent auditors, reviews the scope of the annual audit undertaken by our independent auditors and the progress and results of their work and reviews our financial statements, internal accounting and auditing procedures and corporate programs to ensure compliance with applicable laws. The Audit Committee reviews the services performed by the independent auditors and determines whether they are compatible with maintaining the independent auditor's independence. The Audit Committee has a Charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The members of the Audit Committee in 2004 were Messrs. Ronald Cohan, Timothy Nyman and William Hedden and current members are Messrs. Ronald Cohan, Timothy Nyman and D. Paul Regan.

     The Board of Directors determined that Mr. Cohan is qualified as an Audit Committee Financial Expert. Mr. Cohan is independent as determined by the NASD listing standards.

Compensation Committee

     The Compensation Committee of the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our officers, administers the Company's Equity Incentive Plan and other benefit plans, and considers other matters as may, from time to time, be referred to them by the Board of Directors. The members of the Compensation Committee in 2004 were Messrs. Ronald Cohan, Timothy Nyman and William Hedden and current members are Messrs. Ronald Cohan and Timothy Nyman.

Compensation Committee Interlocks and Insider Participation

     Messrs. Ronald Cohan and Timothy Nyman serve on the Compensation Committee. There are no compensation committee interlocks or insider participation on our compensation committee.

Nominations to the Board of Directors

     Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the liquid crystal display industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

     The Board of Directors does not have a nominating committee. The Board believes given the diverse skills and experience required to grow the Company that the input of all members is important for considering the qualifications of individuals to serve as directors. The Board recommends a slate of directors for election at the annual meeting.

     In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate's name in nomination, however, he or she must do so in accordance with the provisions of the Company's Bylaws. Suggestions for candidates to be evaluated by the Board must be sent to Alan M. Lefko, Corporate Secretary,
International DisplayWorks, Inc., 599 Menlo Drive, Suite 200, Rocklin, California 95765-3708.

     Messrs. Christensen, Cohan, Neland, Nyman and Regan are independent as defined in the NASD listing standards.

     In fiscal 2004, the Board of Directors met five (5) times and took five (5) actions by unanimous written consent, the Audit Committee met two (2) times and the Compensation Committee met three (3) times. Each director attended at least 75% of the meetings of the Board of Directors and of the committees upon which he served.

Audit Committee Report

     The Audit Committee reviews the Company's internal accounting procedures, consults with and reviews the services provided by the Company's independent accountants and makes recommendations to the Board of Directors regarding the selection of independent accountants. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     The Committee discussed with the independent auditors, the auditors' independence from the management of the Company and received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1.

     After the review a discussions mentioned above, the Committee recommended to the Board that the audited financial statement be included in the Company's Annual Report on Form 10-K.

                                     Respectfully Submitted,
                                     Audit Committee of
                                     International DisplayWorks, Inc.,

                                     Ronald Cohan, Chair
                                     William H. Hedden
                                     Timothy Nyman

Compensation Committee Report on Executive Compensation

     The executive compensation policies and programs developed by the Company are designed to retain and motivate executive officers and to ensure that their interests are aligned with the interests of the Company's stockholders. The Company's policy is to offer competitive compensation opportunities for its employees based on a combination of factors, including Company growth, corporate performance and the individual's personal contribution to the business.

     The Company's compensation programs are implemented by the Compensation Committee of the Board of Directors (the "Committee"). Such programs consist of base salary, annual incentives and long-term incentives. Executive officers who are also directors do not participate in decisions affecting their own compensation.

Base Salary

     The Committee considered its own assessment of the individual performances of each executive officer and its own subjective assessment of the Company's overall financial performance. There is no fixed relationship between base salary and corporate performance or between base salary and the competitive range of salaries that may be offered by competitive companies. The Committee members considered executive officers' business judgment in light of their experience to be an important factor in establishing executive compensation.

Annual Incentives

     On an annual basis, the Committee considers the grant of annual incentive bonuses to each executive officer. Incentive bonuses are discretionary and are determined subjectively, with the Committee taking into consideration the individual's performance, contribution and accomplishments during the past fiscal year and the Company's financial performance. Neither the decision to award a bonus, nor the specific size of the incentive bonus, is based on any specific measure of corporate performance. In fiscal 2004, an incentive bonus was awarded to the Chief Executive Officer, Chief Financial Officer, Vice President Finance and Vice President of Manufacturing.

Stock Incentive Compensation

     The Committee believes that stock ownership by executive officers and key employees provides valuable incentives for those persons to benefit as the Company's common stock price increases and that stock option-based incentive compensation arrangements help align the interests of executives, employees and stockholders.

     The Board has granted stock options to executives and key employees through the Company's Employee Equity Incentive Plan (formerly, the 1990 Amended and Restated Stock Option Plan) (the "Plan"), approved by the stockholders in 1991. The Plan was amended by the Board in 1995 to increase the number of shares available under the Plan to 1,102,500, which amendment was approved by the Company's stockholders. The Plan was again amended by the Board in 1997 to change the name of the Plan, add certain additional types of equity grants, provide for acceleration of vesting on certain changes in control or sale of substantially all the Company's assets and a number of immaterial changes to update, modernize and reorganize the Plan, which amendment was also approved by the Company's stockholders. This Plan has now expired.

     Effective October 12, 1999, the Board adopted the 1999 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"). The Plan provides for the issuance of up to 300,000 shares of the Company's common stock (as presently constituted) to existing directors and, in the case of extra service or duties, to prior directors. Options may be awarded in such amounts, at such times, at such exercise prices and on such other terms as the Board determines, subject to any limitations in the Plan. Unless otherwise designated, options vest uniformly over the year following the date of grant. The options, subject to earlier termination under the Plan or option grant, expire after the later of (i) five years after the date of grant or (ii) five years after termination as a director. In 2004, the Board did not grant any options to directors under this plan.

     Effective September 28, 2000, the Board and the stockholders of the Company approved the 2000 Employee Equity Incentive Plan ("Equity Incentive Plan"). On July 30, 2003, the Board and stockholders approved an amendment to increase the number of shares under the Equity Incentive Plan to 1,632,800. The purpose of the Equity Incentive Plan is to attract and retain the services of key employees, directors, officers and consultants and to help such individuals realize a direct proprietary interest in the Company. In 2004, the Board issued options to purchase 375,000 shares at an average exercise price of $4.28.

     In determining the number of options granted to executive officers and key employees, the Committee considered the person's opportunity to affect the share price of the Company's common stock, the level of the person's performance based on past performance, future contribution to the Company and the anticipated incentive effect of the number of options granted.

     The Committee believes that the policies and plans described above provide competitive levels of compensation and effectively link executives and stockholder interests. Moreover, the Committee believes such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

                                            Respectfully Submitted,
                                            Compensation Committee of
                                            International DisplayWorks, Inc.

                                            William H. Hedden
                                            Ronald Cohan
                                            Timothy Nyman

Employment Agreement

     On September 7, 2004, we entered into an employment  agreement  with Thomas
A. Lacey, our Chief Executive Officer. Mr. Lacey will serve at the will of the Board of Directors. Under the agreement, Mr. Lacey will receive annual compensation of $300,000 and was granted a signing bonus of 51,948 shares of its common stock. Mr. Lacey was granted options to purchase 1,000,000 shares of the Company's common stock at $3.85 per share vesting 25% annually beginning October 15, 2005 expiring on October 15, 2011. The agreement provides Mr. Lacey with 4 weeks of vacation per year. Under the agreement, our compensation committee will establish an incentive program with measurable goals and performance measures through which the Chief Executive Officer can earn up to an additional $300,000 annually.

Compensation of Directors

     During the fiscal year ended October 31, 2004, all non-employee directors were granted 15,000 shares of common stock and options to purchase 15,000 shares at $4.93 per share and in addition, the audit committee chairman was granted an additional 10,000 shares of common stock and options to purchase 10,000 shares of common stock at $4.93. During the fiscal year ended October 31, 2003, non-employee directors were granted options to purchase 2,000 shares of common stock at $0.15. In January 2000 and December 2000, non-employee directors were granted options to purchase 25,000 shares at $0.78 per share and options to purchase 10,000 shares at $0.85 per share, respectively. All directors are reimbursed expenses incurred for attending board and committee meetings.

     Subsequent to the year end, on December 9, 2004, Mr. Neland and Mr. Regan were each granted options to purchase 20,000 shares at $8.50 per share. On January 24, 2005, Mr. Christensen was granted options to purchase 20,000 shares at $8.95 per share.

Compensation Summary

     The following table summarizes all compensation earned by or paid to our Chief Executive Officer and our four highest paid officers and employees, whose total compensation exceeded $100,000 for services rendered in all capacities for the years ended October 31, 2003 and October 31, 2002 and the ten months ended October 31, 2001.

Compensation Summary

     The following table summarizes all compensation earned by or paid to our Chief Executive Officer and our four highest paid officers and employees, whose total compensation exceeded $100,000 for services rendered in all capacities for the years ended October 31, 2003 and October 31, 2002 and the ten months ended October 31, 2001.

                           Summary Compensation Table
                           --------------------------


                                                                                      Other
                Name and                                               Bonus       Compensation    Securities
                                                                       -----       ------------    Underlying
           Principal Position               Period        $              $               $          Options
           ------------------               ------        -              -               -          -------

Thomas A. Lacey,                             2004
Chairman and Chief Executive Officer                   $ 18,269      $200,000            -          1,000,000

Stephen C. Kircher,                          2004      $150,000      $120,000            -           200,000
Former Chairman and                          2003      $150,000          -               -             2,000
Chief Executive Officer(1)                   2002      $138,542          -               -              -

Anthony Genovese,                            2004      $131,985          -          $ 1,500(3)          -
Director and                                 2003      $175,000          -          $ 9,000(3)         2,000
Former Chief Technology Officer (2)          2002      $214,850          -          $ 9,000(3)          -

Ian Bebbington,                              2004      $ 98,893       $38,750       $72,072(5)          -
Former Chief Financial Officer(4)            2003      $116,785          -          $42,465(5)         2,000
                                             2002      $102,194       $30,967       $54,065(5)        50,000

Alan M. Lefko,                               2004      $105,000       $19,372       $ 6,000(3)           -
Vice President of Finance                    2003      $ 90,000       $ 3,001       $ 6,000(3)        27,000
                                             2002      $107,588          -          $ 5,000(3)          -


Philip Gregory,                              2004      $150,000       $37,500       $19,489(6)          -
Vice President of Manufacturing              2003      $150,000          -          $20,236(6)       102,000
                                             2002      $150,000          -          $20,580(6)        10,000

Bradley J. Ferrell,                          2004      $116,667      $30,000            -               -
V.P. Sales and Marketing                     2003      $ 80,000      $22,000            -             52,000
                                             2002      $ 57,000          -              -             22,500
--------------------------
Footnotes:

(1) Mr. Kircher retired from his position as Chief Executive Officer on September 7, 2004 and Chairman on January 4, 2005.
(2) Mr. Genovese retired as the Company's Chief Technology Officer on October 31, 2004.
(3)  Represents vehicle allowance.
(4) Mr. Bebbington was the Company's Chief Financial Officer until January 4, 2005.
(5) Housing allowance in 2002 housing allowance $52,645, pension $1,420; 2003, in 2003 housing allowance $42,465 in 2004 housing allowance $44,838, child education allowance $27,244.
(6) Represents housing & subsistence allowance for the PRC in 2002, 2003 and 2004.

Option Grants in 2004

     The following table provides information relating to stock options granted by us during the year ended October 31, 2004.

                      Individual Grants in Last Fiscal Year
                      -------------------------------------


                                                  Percent of                                       Potential Realizable Value
                                                    Total                                          at Assumed Annual Rates of
                              Number of            Options                                          Stock Price Appreciation
                              Securities          Granted to         Exercise                         For Option Terms
                              Underlying           Employees          Price         Expiration        ----------------
      Name                 Options Granted      in Fiscal Year      Per Share         Date            5%              10%
      ----                 ---------------      --------------      ---------       ----------      -----           ------
Thomas A. Lacey                1,000,000             72.7%             $3.85        09/07/2011    $1,609,439       $3,880,493
Stephen C. Kircher               200,000             14.5%             $4.93        10/01/2009    $  279,392       $  636,275
Anthony Genovese                   -
Ian N. Bebbington                  -
Alan M. Lefko                      -
Philip D. Gregory                  -
Bradley J. Ferrell                 -

     The exercise price of each option was equal to or more than the fair market value of our common stock on the date of the grant. Percentages shown under "Percent of Total Options Granted to Employees in the Last Fiscal Year" are based on an aggregate of 1,375,000 options granted to our employees under all Equity Incentive Plans during the year ended October 31, 2004.

     Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the five-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

         o Multiplying the number of shares of common stock subject to a given option by the exercise price;

         o Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire five-year term of the option; and

         o     Subtracting from that result the aggregate option exercise price.

Aggregated Option Exercises in Last Fiscal Year and Ten-Year Options/SAR Re-pricings

     There was no re-pricing of options for the fiscal year ended October 31, 2004.

Fiscal Year End Option Values

     The following table sets forth for each of our executive officers named in the Summary Compensation Table the number and value of exercisable and un-exercisable options for the year ended October 31, 2004.

                  Aggregated Exercises in Last Fiscal Year and
                  --------------------------------------------
                          Fiscal Year End Option Values
                          -----------------------------

                                                               Number of Securities
                               Shares                          Underlying Unsecured                  Value of Unexercised
                              Acquired                                 Options                       In-The-Money Options
                                 on             Value             at October 31, 2004                at October 31, 2004
       Name                   Exercise       Realized ($)     Exercisable     Un-exercisable    Exercisable     Un-exercisable
       ----                   --------       ------------     -----------     --------------    -----------     --------------
Thomas A. Lacey                   -               -                -            1,000,000            -            $5,410,000
Stephen C. Kircher             85,000          $383,438           52,000          150,000        $  281,320       $  811,500
Anthony Genovese                2,000          $  2,900          230,000           30,000        $1,244,300       $  162,300
Ian Bebbington                    -               -               89,500           12,500        $  484,195       $   67,625
Alan M. Lefko                   2,000          $ 10,660           75,000             -           $  405,750            -
Bradley J. Ferrell              5,000          $ 23,351           38,875           30,625        $  210,314       $  165,681
Philip Gregory                    -               -              152,000           50,000        $  822,320       $  270,500

Equity Compensation Plan Information

     Compensation Plan Table

     The following table provides aggregate information as of the end of the fiscal year ended October 31, 2004 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.


        Plan category          Number of securities       Weighted-average          Number of securities
                                to be issued upon         exercise price of        remaining available for
                              exercise of outstanding    outstanding options,       future issuance under
                              options, warrants and      warrants and rights         equity compensation
                                     rights                                            plans (excluding
                                                                                     securities reflected
                                                                                        in column (a))
                                       (a)                      (b)                           (c)

  Equity compensation               1,652,500                  $1.12                       139,625
   plans  approved by
    security holders

  Equity compensation
 plans not approved by              1,831,964                  $2.08                          -
   security holders

          Total                     3,484,464                  $2.20                       139,625

     Equity Compensation Plans Not Approved by Security Holders

     The Board granted options to purchase 1,235,000 shares of common stock that are not part of compensation plans approved by the security holders. These are options to purchase 150,000 shares granted in the fiscal 2001 to our former President and director at an exercise price of $0.50, options to purchase 50,000 shares granted to a director in fiscal 1999 at an exercise price of $0.25, options to purchase 35,000 shares granted to a director in fiscal 2000 at an exercise price of $0.75 and options to purchase 1,000,000 shares granted to our current Chief Executive Officer at $3.85 per share. As of October 31, 2004, there are options to purchase 1,003,000 shares outside of the plan outstanding.

Compliance with Section 16 of the Securities Exchange Act of 1934

     Based solely upon a review of Forms 3, 4 and 5 delivered to the Company as filed with the Securities and Exchange Commission ("Commission"), directors and officers of the Company and persons who own more than 10% of the Company's common stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, except Ronald Cohan and Timothy Nyman, who were late filing a Form 4, and Thomas Lacey, who was late filing his Form 3.

Comparison of Cumulative Total Return on Investment

     There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the graph below. The market price of our common stock in recent years has fluctuated significantly and it is likely that the price of the stock will fluctuate in the future. We do not endorse any predictions of future stock performance. Furthermore, the stock performance chart is not considered by us to be (i) soliciting material, (ii) deemed filed with the Securities and Exchange Commission, or (iii) to be incorporated by reference in any filings by us under the Securities Act, or the Exchange Act.

     The following graph compares the cumulative total stockholder return on the Company's common stock through the period November 1, 1999 to October 31, 2004 with the Standard and Poor's Index and the Company's peer group of Nasdaq stocks. The graph depicts the results of investing $100 in the Company's common stock and the identified index at closing prices on November 1, 1999.

                      (Includes reinvestment of dividends)

                                                              ANNUAL RETURN PERCENTAGE
                                                                    Years Ending
Company / Index                                         Dec00   Oct01   Oct02   Oct03   Oct04
----------------------------------------------------------------------------------------------
International DisplayWorks, Inc.                        -50.00  -33.33  -43.33  200.00  960.78
S&P Smallcap 600 Index                                   11.80  - 7.02  - 3.78   33.58   16.78
S&P Electrical Components & Equipment                    20.71  -31.61  - 1.78   37.17   18.34

                                                                  INDEXED RETURNS
                                                Base                Years Ending
                                                Period
Company / Index                                 Dec99   Oct00   Oct01   Oct02   Oct03   Oct04
----------------------------------------------------------------------------------------------
International DisplayWorks, Inc.                   100   50.00   33.33   18.89   56.67  601.11
S&P Smallcap 600 Index                             100  111.80  103.96  100.03  133.61  156.03
S&P Electrical Components & Equipment              100  120.71   82.55   81.08  111.22  131.62

[Graph Omitted]

Principal Stockholders

     The following table sets forth certain information as of February 1, 2005, with respect to the beneficial ownership of our common stock for (i) each director, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.

     The  address  for each  listed  stockholder  unless  otherwise  listed  is:
International DisplayWorks, Inc., 599 Menlo Drive, Suite 200, Rocklin, California 95765. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

                                                                  Number of
         Name of Beneficial Owner                                 Shares(1)             Percent(2)
         ------------------------                                 ---------             ----------

         The Pinnacle Fund, L.P.                                    2,966,667              9.4%
            4965 Preston Park Blvd., Suite 240
            Plano, Texas 75093
         Stephen C. Kircher                                         2,700,923(3)           8.5%
         Anthony Genovese                                           1,350,553(4)           4.3%
         Timothy Nyman                                                252,834(5)            *
         Ronald Cohan                                                 222,000(6)            *
         Thomas A. Lacey                                               51,948(7)            *
         Mark A. Christensen                                           20,000(8)            *
         D. Paul Regan                                                 20,000(8)            *
         Glenn E. Neland                                               20,000(8)            *
         All directors and executive officers as a group            2,202,535(9)           6.9%
         (10 persons)
-------------------
Footnotes:

*    Does not exceed 1% of the class.
(1) "Beneficial Ownership" is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days, including, but not limited to, any right to acquire the security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.
(2) Based on 31,428,206 shares of the Company's common stock outstanding at January 1, 2005, plus that number of shares subject to options and warrants exercisable within 60 days of January 31, 2005 owned by each individual or group of individuals.
(3) Includes 2,199,000 shares and warrants to purchase 219,923 shares of common stock owned by the Kircher Family Trust of which Mr. Kircher and his wife are the trustees, options to purchase 52,000 shares held in the name of Stephen C. Kircher, 100,000 shares held by Mr. Kircher's son, D.S. Kircher, 100,000 shares held by Mr. Kircher's son, S.W. Kircher and 30,000 shares held by the Kircher Family Foundation.
(4) Includes 212,000 shares held in joint tenancy with Mr. Genovese's wife, Mrs. Sharon Genovese, 382,200 shares held by the Genovese Family Trust, 694,353 shares held by an individual retirement account for Mr. Genovese, 2,000 shares held by an individual retirement account for Mrs. Genovese and warrants to purchase 60,000 shares.
(5)  Includes 215,834 shares and options to purchase 37,000 shares.
(6) Includes 34,000 shares and options to purchase 25,000 shares held directly, 147,000 shares owned by The Cohan Trust, 8,000 shares held in trust for Mr. Cohan's daughter and 8,000 shares held in trust for Mr. Cohan's son. Mr. Cohan disclaims ownership of the shares of his children.
(7)  Includes 51,948 shares.
(8)  Includes options to purchase 20,000 shares.
(9) Includes 1,755,335 shares, options to purchase 122,000 shares and warrants to purchase 60,000 shares exercisable owned by our directors, 9,000 shares and options to purchase 152,000 shares owned by Mr. Gregory and 29,200 shares and options to purchase 75,000 shares owned by Mr. Lefko.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 2004, our former Chairman and his spouse inherited promissory notes from a relative issued by us for $75,000 at an interest rate of 12.68% and $100,000 at an interest rate of 12% and warrants to purchase 5,625 shares at $0.21, 11,250 shares at $0.16, 10,000 shares at $0.35, 2,500 shares at $0.51 and
5,000 shares at $0.75 per share. The debt was repaid on May 20, 2004.

Other Matters

     The Board of Directors knows of no other matters that may or are likely to be presented at the Meeting. However, in such event, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters pursuant to discretionary authority granted in the proxy.

         Relationship with Independent Registered Public Accounting Firm

     The Company has retained the firm of Grant Thornton LLP as the independent public accounting firm of the Company for the fiscal year ending October 31, 2004. The Company expects a representative of Grant Thornton LLP to be present at the Annual Meeting of Stockholders and the representative will have an opportunity to make a statement if he or she desires to do so. Such representative will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements on Form 10-K and the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended October 31, 2004 was $121,184 and October 31, 2003 was $135,000.

Audit-Related Fees

     The aggregate fees billed for assurance and related services by the principal public accounting firm that are reasonably related to the performance of the audit or review of the Company's financial statements for the year ended October 31, 2004 was $42,405 and October 31, 2003 was $0. The services comprising these fees included the review of the Company's registration statements on Form S-1.

Tax Fees

     The aggregate fees billed for tax compliance, tax advice and tax planning rendered by our independent auditors for the fiscal year ended October 31, 2004 was $17,245 and October 31, 2003 was $0.

All Other Fees

     The aggregate fees billed for all other professional services rendered by the Company's independent auditors for the fiscal year ended October 31, 2004 was $0 and October 31, 2003 was $0.

     The Audit Committee approved 100% of the fees paid to the principal accountant for audit-related, tax and other fees. The Audit Committee pre-approves all non-audit services to be performed by the auditor in accordance with the Audit Committee Charter. The percentage of hours expended on the principal public accounting firm's engagement to audit the Company's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees was 0% to the best of the Company's knowledge.

                                 Code of Ethics

     We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. A copy of our code of ethics can
be            found            on           our            website            at
www.idwlcd.com/InvestorRelations/default.asp?OpenFile=CodeofConduct. The Company will report any amendment or wavier to the code of ethics on our website within five (5) days.

                              Stockholder Proposals

     Proposals by stockholders intended to be presented at 2005 annual meeting of stockholders must be received by us not later than November 1, 2004, for consideration for possible inclusion in the proxy statement relating to that meeting. All proposals must meet the requirements of Rule 14a-8 of the Exchange Act.

     For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph), but is instead intended to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on January 16, 2006 and advises stockholders in the next year's proxy statement about the nature of the matter and how management intends to vote on such matter or (b) does not receive notice of the proposal prior to the close of business on January 16, 2006.

     Notices of intention to present proposal at the 2005 Annual Meeting should be address to Corporate Secretary, International DisplayWorks, Inc., 599 Menlo Drive, Suite 200, Rocklin, California 95765-3708. The Company reserves the right to reject, rule out of order or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                             Additional Information

     The Annual Report for the fiscal year ended October 31, 2004, including audited consolidated financial statements, has been mailed to the stockholders concurrently with this proxy statement, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. Copies of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended October 31, 2004 will be provided to stockholders without charge upon request. Stockholders should direct their request to: Corporate Secretary, International DisplayWorks, Inc., 599 Menlo Drive, Suite 200, Rocklin, California 95765-3708.

ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE THE PROXY IF THEY DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                              International DisplayWorks, Inc.

                                              By Order of the Board of Directors



                                              /s/ Thomas A. Lacey

February 28, 2005                             Thomas A. Lacey
Rocklin, California                           Chairman

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas A. Lacey and Alan M. Lefko, and each of them, as proxies with the power to appoint his or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of International DisplayWorks, Inc. ("IDW"), held of record by the undersigned on February 24, 2005, at the Annual Meeting of Stockholders, to be held on March 23, 2005 at 10:00 a.m. (PDT) at Larkspur Landing, Larkspur Meeting Room, 1931 Taylor Road, Roseville, California 95661 and at any and all adjournments thereof.

1. Election of Directors to serve until the next Annual Meeting of Stockholders:

   Thomas A. Lacey            FOR     ____     WITHHOLD AUTHORITY         ____
   Ronald A. Cohan            FOR     ____     WITHHOLD AUTHORITY         ____
   Mark A. Christensen        FOR     ____     WITHHOLD AUTHORITY         ____
   Anthony G. Genovese        FOR     ____     WITHHOLD AUTHORITY         ____
   Glenn E. Noland            FOR     ____     WITHHOLD AUTHORITY         ____
   Timothy Nyman              FOR     ____     WITHHOLD AUTHORITY         ____
   D. Paul Regan              FOR     ____     WITHHOLD AUTHORITY         ____

2. Amend the Certificate of Incorporation in increase the number of authorized shares of common stock to 100,000,000.

3. Approve the adoption of the 2005 Equity Incentive Plan.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjourning the meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees, FOR Proposal Two, Three and Four.

     Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or other authorized officer. If the signatory is a partnership, please sign in the partnership name by an authorized person.

Dated: ___________________

Signed: ________________________________________

        __________________________________________________________________
                  Name (Print)              Name (Print) (if held jointly)

__________________________________________  ___________________________________
Signature (Print)                           Signature (if held jointly)

Address: _________________________________  I will ____ attend the meeting.

City, State, Zip:  _______________________  I will not ____ attend the meeting.

                                            Number of persons to attending ____

              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                           USING THE ENCLOSED ENVELOPE